UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 8, 2019 (November 7, 2019)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1550 Market St. #350, Denver, Colorado 80202

(Address of Principal Executive Offices)

(509) 459-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	RLH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2019, Red Lion Hotels Corporation (the “Company”) announced that Greg T. Mount, President and Chief Executive Officer and Director of Red Lion Hotels Corporation, resigned his positions with the Company, effective November 7, 2019. There were no disagreements between the Company and Mr. Mount on any matter relating to the Company’s operations, policies or practices which led to his resignation.

The Board has determined that Mr. Mount’s separation from the Company should be treated as a termination “without cause” within the meaning of that certain offer letter, dated February 27, 2015, between the Company and Mr. Mount (which agreement has previously been filed with the SEC), and he will be entitled to receive upon his departure a lump sum severance payment in an amount equal to his current base salary.

In the interim period, effective immediately, management of the day to day affairs of the Company has been entrusted to a management committee consisting of Company executives Gary Sims, EVP, COO, Julie Shiflett, EVP, CFO and Thomas McKeirnan, EVP, General Counsel, reporting directly to the Board. Julie Shiflett, Executive Vice President and Chief Financial Officer, will assume the responsibilities of interim principal executive officer of the Company. To manage the search for a new chief executive officer, the Board of Directors formed a search committee comprised of outside directors Jake Brace as Chair, Joseph Megibow, Bonny Simi and Ted Darnall.

Ms. Shiflett, 51, returned to the Company in January 2019 as Chief Financial Officer after having served as our Vice President of Finance from October 2010 to September 2011, and as our Chief Financial Officer from September 2011 to October 2014. From December 2014 until December 2018, Ms. Shiflett served as Principal of NorthWest CFO, an outsourced financial expert consultancy she founded in 2008, where she provided financial consulting services and support to the Company for various strategic initiatives. Ms. Shiflett currently serves on the Board of Directors of Northwest Farm Credit Services. There are no arrangements or understandings between Ms. Shiflett and any other persons pursuant to which she was selected as an officer and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Shiflett will not receive any additional compensation as a result of her temporary appointment as interim principal executive officer.

The press release, dated November 8, 2019, announcing Mr. Mount’s resignation has been filed as Exhibit 99.1 to this report

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated November 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Lion Hotels Corporation

/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President, General Counsel and Secretary

Date: November 8, 2019